                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        DATA SYSTEMS NETWORK CORPORATION
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              (Name of Registrant as Specified in Its Charter)


                        DATA SYSTEMS NETWORK CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                           DATA SYSTEMS NETWORK LOGO

To Our Shareholders:

     You are invited to attend the 1997 Annual Meeting of Shareholders which will take place at the Novi Hilton Hotel, 21111 Haggerty Road, Novi, Michigan 48375, on Thursday, May 29, 1997. The meeting will start promptly at 10:00 a.m., local time.

     The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (i) the election of four directors, (ii) the approval of a proposal to amend the 1994 Stock Option Plan to increase the number of shares subject to the plan to 600,000 and to restrict to 100,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any two-year period, and (iii) such other business as may properly come before the meeting or any adjournment thereof. After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period.

     I look forward to seeing you at this Annual Meeting and hope you will make plans to attend. Whether or not you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. Returning the proxy will not affect your right to attend the meeting or your right to vote in person.

                                          Sincerely,

                                          MICHAEL W. GRIEVES

                                          Michael W. Grieves
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                           DATA SYSTEMS NETWORK LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997

                                          April 24, 1996

To the Shareholders of Data Systems Network Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Data Systems Network Corporation will be held at the Novi Hilton Hotel, 21111 Haggerty Road, Novi, Michigan 48375, on Thursday, May 29, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect four directors of the Company to hold office until the 1998 Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To approve a proposal to amend the 1994 Stock Option Plan to increase the number of shares subject to the plan to 600,000 and to restrict to 100,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any two-year period in accordance with Section 162(m) of the Internal Revenue Code, as amended; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record on April 11, 1997 will be eligible to vote at this meeting. The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          DIANE L. GRIEVES

                                          Diane L. Grieves
                                          Executive Vice President and Secretary

--------------------------------------------------------------------------------

               YOUR VOTE IS IMPORTANT, PLEASE DATE, SIGN AND MAIL
            THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ENVELOPE
                         AT YOUR EARLIEST OPPORTUNITY.
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

                           DATA SYSTEMS NETWORK LOGO

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Data Systems Network Corporation (the "Company") to be used at the Annual Meeting of Shareholders, and at any adjournment thereof, to be held on Thursday, May 29, 1997 at the Novi Hilton Hotel, 21111 Haggerty Road, Novi, Michigan, beginning at 10:00 a.m., local time. The address of the principal executive offices of the Company is 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331. This Proxy Statement and the accompanying form of proxy, which is being solicited by the Board of Directors, will be first sent or given to shareholders on or about April 29, 1997.

     Only holders of record of the Company's Common Stock at the close of business on April 11, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, a total of 4,596,206 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A proxy may be revoked at any time before it is exercised by delivering written notice to the Secretary of the Company, executing and delivering a later dated proxy or voting in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. IF NO SPECIFICATIONS ARE MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED IN THIS PROXY STATEMENT AND IN FAVOR OF THE PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment. For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" are included. Abstentions and withheld votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting, and otherwise have no effect. Broker non-votes are not counted for any purposes and have no effect.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy material to principals.

                             ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director holds office until the next annual meeting of shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of the nominees is currently a director of the Company.

NOMINEES

     The following sets forth information as to each nominee for election at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies and period of service as a director of the Company. The Board of Directors recommends a vote FOR each of the nominees for election. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. The election of directors requires a plurality of the votes cast.

     MICHAEL W. GRIEVES, 47 Mr. Grieves has served as the Company's President, Chief Executive Officer and Chairman of the Board since its inception in 1986. Prior to 1986, Mr. Grieves served in executive, managerial and technical capacities with Computer Alliance Corporation, a turnkey system house, Quanex Management Sciences, a computer services bureau, and Lear Siegler Corporation, and has more than 25 years of experience in the computer industry. Mr. Grieves is married to Diane L. Grieves, the Company's Executive Vice President and Secretary.

     WALTER J. ASPATORE, 54 Mr. Aspatore, a Director of the Company since November 1994, has been Managing Director of Amherst Capital Partners, which provides investment banking services to medium and small businesses, since its founding in 1994. Prior to the formation of Amherst Capital Partners, Mr. Aspatore was President of Onset BIDCO, which supplies financing, and management services to companies with strong growth potential, from 1991 to November 1994. Mr. Aspatore was the President of Cross & Trecker Corporation a $500 million worldwide factory automation company, from 1988 to 1991 and served that company in various capacities for approximately 22 years. He has a total of more than 27 years of senior level management experience in operations and finance in the worldwide factory automation, automotive, and aerospace industries.

     RICHARD A. BURKHART, 45 Mr. Burkhart, a Director of the Company since its inception in 1986, has been a management consultant with his own firm, Emerald Asset Management, Inc., since 1991 and for the last thirteen years Mr. Burkhart has specialized in managing financially troubled businesses. Mr. Burkhart served as the Company's Treasurer from 1987 until April 1997, when he was appointed Assistant Treasurer. Since 1992, Mr. Burkhart has served as corporate secretary of New Century Metals, Inc. and its subsidiaries in Cleveland, Ohio. From 1988 to 1990, he was Chairman of The Pratt & Whitney Machine Tool Company in Hartford, Connecticut. Prior experiences included executive positions in finance and planning with major manufacturing companies, including Quanex Corporation and Republic Steel Corporation.

     JERRY A. DUSA, 49 Mr. Dusa, a Director of the Company since November 1994, has been the principal of Phase One Partners, an investment and consulting firm, since September 1994. In September 1996, Mr. Dusa became Vice President of DIGI International Inc., a producer of data communications hardware and software, and currently serves as DIGI's President and Chief Executive Officer. From July 1994 to May 1995, he was Executive Vice President of Fujitsu Microelectronics Inc., a manufacturer of semiconductors. Prior to July 1994, Mr. Dusa was President of Eagle Technology, a business unit of Anthem Electronics and a manufacturer of Ethernet adapter cards, for 1 1/2 years. From 1991 to 1992, Mr. Dusa was President and Chief Operating Officer of Kalpana, Inc., a manufacturer of high speed network switches, where he was responsible for general management of all operations. In 1990, Mr. Dusa served as Chief Operating Officer of Saros, Inc., a database software developer. From 1987 to 1990, Mr. Dusa was Vice President of North American sales for 3Com Corporation, a manufacturer of a wide range of network hardware and software. Mr. Dusa has over 22 years of management experience in the data processing, information management and networking industries.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held three (3) meetings during 1996. Standing committees of the Board include the Audit Committee and the Executive Compensation Committee, the members of which committees are Mr. Aspatore and Mr. Dusa. The Board does not have a nominating committee.

     The Audit Committee's principal responsibilities include: (a) recommending the selection of the Company's independent public accountants, (b) reviewing the scope of audits made by the independent public accountants, (c) reviewing the audit reports submitted by the independent public accountants, and (d) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures. The Audit Committee met one (1) time during 1996.

     The Executive Compensation Committee's principal responsibilities include:
(a) reviewing on an annual basis the compensation of all executive officers of the Company, (b) making recommendations to the Board regarding compensation of executive officers, and (c) reviewing and administering employee benefit plans pursuant to which securities (including stock options) are granted to the Company's executive officers. The Executive Compensation Committee met once during 1996.

     In addition to formal meetings, from time to time the Board of Directors and the Executive Compensation Committee informally discuss issues or matters under consideration and take formal action by unanimous written consent.

OTHER EXECUTIVE OFFICERS

     GREGORY D. COCKE, 41 Mr. Cocke, the Company's Vice President--Sales, has held various sales management and executive positions with the Company since its inception. Prior to 1986, Mr. Cocke was employed in sales and sales management capacities at Inacomp Computer Centers, Inc. and Executive Data Solutions, Inc., both computer sales organizations.

     DIANE L. GRIEVES, 47 Ms. Grieves, the Company's Executive Vice President and Secretary, has held executive positions in sales, operations, and administration at the Company since its inception. From 1984 to 1985, Ms. Grieves was Vice President of Sales at Executive Data Solutions, Inc., a computer sales organization. Prior to that, Ms. Grieves held numerous sales and sales management positions with American Telephone and Telegraph and the Bell operating companies. Ms. Grieves is married to Michael W. Grieves, the Company's Chairman, President and Chief Executive Officer.

     PHILIP M. GOY, 47 Mr. Goy has held the positions of Vice President of Finance and Chief Financial Officer of Company since September 1996. Mr. Goy was appointed Treasurer in April 1997. Prior to being employed by the Company, Mr. Goy was a partner in the accounting firm of Deloitte & Touche LLP from 1983 through June 1995. Mr. Goy was an independent consultant from June 1995 until joining the Company and was a member and chief financial officer of American Production Machining, LLC from August 1995 until joining the Company.

         PROPOSAL TO APPROVE AN AMENDMENT TO THE 1994 STOCK OPTION PLAN

PROPOSED AMENDMENT

     The Board of Directors is seeking approval of an amendment to the 1994 Stock Option Plan (the "Option Plan") which will increase the number of shares reserved under the Option Plan from 200,000 to 600,000 shares (subject to adjustment for stock splits and certain other corporate events). In addition, the amendment will limit the number of shares of Common Stock that may be subject to options granted to any salaried employee in any two-year period. The amendment has been approved by the Board of Directors, subject to shareholder approval. Approval of the Option Plan amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voted on the matter at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL.

REASONS FOR THE PROPOSED AMENDMENT

     The Option Plan is a key element of the Company's executive compensation program. The purpose of this program is to attract and retain executive officers and employees while aligning the financial interests of the Company's executive officers and employees with the long term interests of the Company and its shareholders. The Board of Directors believes that additional shares of Common Stock should be made subject to the Option Plan to facilitate future grants under the Option Plan consistent with the philosophy and objectives of the Company's executive compensation program. The approval of shareholders of the proposed amendment to the Option Plan will permit the Company to continue to grant stock options as part of its executive compensation program.

     A total of 200,000 shares of Common Stock currently are reserved for issuance upon exercise of options under the Option Plan. As of March 31, 1997, options for 185,703 shares are outstanding, no options have been exercised, and 14,297 shares are available for future grants to key employees of the Company. Options may be granted under the Option Plan until April 29, 2004.

     The proposed amendment will also limit the number of shares that may be subject to options granted to any salaried employee in any two-year period in accordance with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) and certain regulations promulgated thereunder by the Internal Revenue Service contain rules regarding the federal income tax deductibility of compensation paid to a publicly traded corporation's chief executive officer and to each of its four most highly paid executive officers. Under Section 162(m), the Company may deduct compensation paid to such an executive only to the extent that it does not exceed $1,000,000 during any fiscal year, unless the compensation constitutes "performance-based" compensation. In general, compensation attributable to a stock option is deemed to be based on performance if (i) the grant is made by the corporation's compensation committee, (ii) the plan under which the grant is made includes a per-employee limit on the number of shares with respect to which options may be granted during a specific period, and (iii) the amount of compensation the employee could receive under the terms of the option is based solely on the increase in value of the stock after the date of the grant. The Board concluded that it would be advisable to establish certain restrictions on the granting of options under the Option Plan to exempt from Section 162(m) compensation realized in connection with future exercises of options. Accordingly, the Option Plan has been amended, subject to shareholder approval, to limit to 100,000 the number of shares of Common Stock that may be included in options granted to any salaried employee in any two-year period. If this amendment is approved by the shareholders, compensation deductions available to the Company arising from the exercise of options granted under the Option Plan generally should not be limited by Section 162(m). The Board believes it is in the best interests of the shareholders to maximize available tax deductions without unduly burdening the discretion of the Executive Compensation Committee (the "Committee") in establishing executive compensation. The permitted size of option awards to a single individual was established based on the Board's determination of the maximum number of option shares which would be required to be granted in any two-year period to retain or attract an executive officer of the Company.

DESCRIPTION OF OPTION PLAN

     Options may be granted under the Option Plan until April 29, 2004. Participants in the Option Plan are those key employees of the Company as the Committee may select from time to time to receive option grants and non-employee directors who will receive an option at each annual meeting of shareholders. There are currently 248 employees and three non-employee directors eligible to receive options under the Option Plan. The last sale price of the Common Stock on the Nasdaq Stock Market's SmallCap Market reported for April 23, 1997 was $10.13.

     The Option Plan is administered by the Committee. The Committee may delegate to one or more officers or managers of the Company the authority to administer the Option Plan with respect to participants who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

     Options to be granted under the Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") or may be options other than ISOs (non-qualified options or "NQSOs"). The exercise price of an ISO will generally be equal to the fair market value (as defined in the Option Plan) per share of the Common Stock on the date of grant, but will be higher if the grantee is a substantial shareholder of the Company. The aggregate fair market value of the Common Stock on the date of grant for which any participant may be granted ISOs first exercisable in any year may not exceed $100,000. The exercise price of NQSOs will be determined by the Committee but may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. The exercise price is required to be paid in full at the time of exercise in cash or its equivalent or in shares of Common Stock.

     Generally, the Committee or its designee has the power to determine the number and terms of options granted to employees under the Option Plan, including the time or times at which an option becomes exercisable, unless the Option Plan provides otherwise. Option grants to non-employee directors occur automatically on an annual basis. Such options are NQSOs, have an exercise price equal to the fair market value on the grant date and expire ten years after the grant date.

     ISOs and NQSOs granted under the Option Plan to employees will be exercisable for a term of not more than ten years as determined by the Committee and, unless otherwise provided in the stock option agreement relating to a particular option, will terminate upon the participant's termination of employment to the extent not then exercisable. Unless the Committee otherwise provides, an exercisable option will terminate at various times after the holder's relationship with the Company terminates, based upon the reason for the holder's termination. If employment is terminated for any reason other than death, disability or retirement, or if a director's term of office is terminated for any reason, such option will terminate on the earlier of the expiration date of the option and the first anniversary of the option holder's termination. If an employee's relationship with the Company has terminated because such person has died or become disabled, such option will terminate one year following the date of the option holder's termination. If an employee's relationship with the Company has terminated due to retirement, the option will terminate on the earlier of the expiration date of the option and the second anniversary of the option holder's termination. Options become immediately exercisable upon a change in control of the Company (as defined in the Option Plan).

     Options granted under the Option Plan are not transferable by the option holder other than by will, the laws of descent and distribution or, in the case of NQSOs, pursuant to a qualified domestic relations order. The Option Plan may be amended from time to time by the Board of Directors.

PREVIOUS GRANTS

     The following table sets forth the number of shares subject to options granted under the Option Plan to the Named Officers, all persons who received 5% or more of the options granted, all director-nominees, all current executive officers as a group, all other employees as a group and all non-employee directors as a group (including the options to be granted as of May 29, 1997). Except as set forth below, no other options have been granted under the Option Plan. Options granted to date to employees have exercise prices ranging from $1.63 to $9.88 per share, become exercisable in equal installments on the first and second anniversaries of the grant date and expire ten years after grant. The Options granted to non-employee directors have exercise prices ranging from $3.00 to $4.00 per share and the options to be granted on May 29, 1997 will have an exercise price equal to the fair market value on that date.

Michael Grieves.............................................   10,000
Philip Goy..................................................   50,000
Diane Grieves...............................................   22,500
Gregory Cocke...............................................   22,500
David Scranton..............................................   15,000
All current executive officers as a group...................  105,000
All other employees as a group..............................   80,703
All non-employee directors as a group.......................    6,000

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not be deemed to have received any income, and the Company will not be entitled to a deduction. However, the difference between the exercise period and the fair market value of the shares of Common Stock on the date of exercise is a tax preference item which may subject the optionee to the alternative minimum tax in the year of exercise. The holder of an ISO generally will be accorded capital gain or loss treatment on the disposition of the Common Stock acquired by exercise of an ISO, provided the disposition occurs more than two years from the date the option is granted and more than one year after exercise. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation expense.

     Upon the exercise of an NQSO, an optionee will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon withholding for income and employment tax, the Company will be entitled to a corresponding compensation deduction. When the optionee disposes of the shares acquired upon exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

         SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1997, certain information with respect to the beneficial ownership of Common Stock by each director of the Company, each of the current executive officers named in the Summary Compensation Table under "Executive Compensation", each other person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock and all directors and executive officers as a group.

                                                              NUMBER OF        PERCENT OF
                            NAME                              SHARES(A)         CLASS(B)
                            ----                              ---------        ----------
Michael Grieves(c)..........................................    732,500(d)        15.9%
Walter Aspatore.............................................      7,000            *
Richard Burkhart............................................    182,625(d)         4.0
Gregory Cocke(c)............................................    368,750(d)         8.0
Jerry Dusa..................................................      2,000            *
Diane Grieves...............................................      7,500            *
SofTech, Inc.(c)............................................    540,000(e)        11.7
Kennedy Capital Management, Inc.(c).........................    231,140(f)         5.0
All executive officers and directors as a group (7
  persons)..................................................  1,313,975(d)(g)     28.6

-------------------------
 *  Less than one percent

(a) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the SEC, including 10,000 shares of Common Stock for Michael Grieves, 2,000 shares for Richard Burkhart, 7,500 shares for Gregory Cocke, 2,000 shares for Walter Aspatore, 2,000 shares for Jerry Dusa and 7,500 shares for Diane Grieves that may be acquired upon the exercise of stock options that are presently exercisable or become exercisable within 60 days.

(b) For purposes of calculating the percentage of Common Stock beneficially owned, the shares issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(c) The address for Messrs. Grieves and Cocke is the Company's address. SofTech Inc.'s address is 3260 Eagle Park Drive, NE, Grand Rapids, Michigan 49505. Kennedy Capital Management Inc.'s address is 10829 Olive Blvd., St. Louis, Missouri 63141.

(d) Includes 225,000, 75,000 and 37,500 shares held in escrow which are owned by Mr. Grieves, Mr. Cocke and Mr. Burkhart, respectively. Although such shares may continue to be voted by their owners, such shares may not be sold, assigned, transferred or otherwise disposed of until released from the escrow. All of the shares held in escrow will be released to their owners on November 7, 1999 and will be released earlier if, during the term of the escrow agreement, the Company has net earnings after taxes of $1.00 or more per share for any year during such term, if the average closing bid price for the Company's Common Stock as reported on the Nasdaq Stock Market exceeds $12.00 per share for 30 consecutive trading days or the Company enters into a transaction providing for the sale of all or substantially all of its assets or all of the outstanding shares of Common Stock in a transaction approved by the Company's shareholders.

(e) Information regarding SofTech, Inc. is based on the Schedule 13D filed on September 23, 1996.

(f) Information regarding Kennedy Capital Management Inc. is based on the
    Schedule 13G filed on February 7, 1997.

(g) Includes 3,000 shares owned by an executive officer's minor children and 600 shares owned by a general partnership in which such executive officer has a partnership interest.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and the only other executive officers who earned more than $100,000 in salary and bonus during 1996 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                  ANNUAL              COMPENSATION AWARDS
                                                               COMPENSATION           -------------------
                  NAME AND                                 --------------------           SECURITIES
             PRINCIPAL POSITION                 YEAR        SALARY        BONUS       UNDERLYING OPTIONS
             ------------------                 ----        ------        -----       ------------------
Michael W. Grieves..........................    1996       $127,990        --                   --
  Chairman, President and                       1995       $121,000        --                   --
  Chief Executive Officer                       1994       $120,592        --               10,000

Diane L. Grieves............................    1996       $127,796        --               15,000
  Executive Vice President                      1995       $120,000        --                   --
  and Secretary                                 1994       $119,997        --                7,500

Gregory D. Cocke............................    1996       $140,100        --               15,000
  Vice President -- Sales                       1995       $129,000        --                   --
                                                1994       $128,424        --                7,500

OPTION GRANTS

     The following table provides information on option grants in 1996 to the Named Officers. All such options were granted under the Company's 1994 Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                              ----------------------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF                                                            ANNUAL RATES OF
                               SECURITIES     PERCENT OF TOTAL                                        STOCK PRICE
                               UNDERLYING       OPTIONS/SARS                                          APPRECIATION
                              OPTIONS/SARS       GRANTED TO                                        FOR OPTION TERM(B)
                                GRANTED         EMPLOYEES IN      EXERCISE PRICE    EXPIRATION    --------------------
           NAME                  (#)(A)         FISCAL YEAR         ($/SHARE)          DATE        5%($)       10%($)
           ----               ------------    ----------------    --------------    ----------     -----       ------
Michael Grieves...........           --               --                 --               --            --          --
Diane Grieves.............       15,000             10.3%             $4.00          9/01/06       $37,800     $95,400
Gregory Cocke.............       15,000             10.3%             $4.00          9/01/06       $37,800     $95,400

-------------------------

(a) The options become exercisable in cumulative annual installments of 50% on the first and second anniversaries of the grant date, or immediately upon a change of control of the Company.

(b) Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

OPTION HOLDINGS

     The following table provides information with respect to the unexercised options held as of the end of 1996 by the Named Officers. The Named Officers did not exercise any options during 1996.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                 NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT                  IN-THE-MONEY OPTIONS/SARS
                                                  FISCAL YEAR END(#)                 AT FISCAL YEAR END($)(A)
                                            -------------------------------       -------------------------------
                  NAME                      EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                  ----                      -----------       -------------       -----------       -------------
Michael Grieves.........................      10,000                  0             $46,300                  0
Diane Grieves...........................       7,500             15,000             $34,725            $80,700
Gregory Cocke...........................       7,500             15,000             $34,725            $80,700

-------------------------
(a) Value was determined by multiplying the number of shares subject to the option by the difference between the last sale price of the Common Stock reported for December 31, 1996 on the Nasdaq Stock Market's SmallCap Market and the option exercise price.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee, comprised of directors who are not employees of the Company, reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the executive compensation program should align the financial interests of the Company's executives with the long term interests of the Company and its shareholders and should attract and retain qualified executives to lead the Company toward its goals. The key elements of the Company's current program include a base salary and equity participation through stock options.

     Base Salary. The Committee's policy with respect to salaries is to establish base compensation levels for executives which are competitive in relation to other companies of similar size within the Company's industry. The Committee will also take into consideration the executive's responsibilities, experience level, and individual performance. Salaries are reviewed from time to time and are adjusted based on the recommendation of management. The Committee may award performance-based bonuses from time to time but did not award a bonus to any of the executive officers during 1996, choosing to delay bonuses pending sustained positive earnings in 1997.

     Stock Options. Under the 1994 Stock Option Plan, the Committee may grant options to purchase Common Stock to employees of the Company, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long term incentives to enhance the value of the Company's Common Stock. Generally, the Committee considers the grant of options to executive officers and key managers on an annual basis. The number of options awarded and the related vesting period are determined based upon management's contribution to the Company's future growth and profitability and the recommendation of the Chief Executive Officer.

     The Chief Executive Officer's 1996 Compensation. The Committee's approach to Mr. Grieves' compensation is consistent with the Committee's approach to all other executive officers. Mr. Grieves receives a base salary based upon his responsibilities and experience and which the Committee believes is comparable to the salaries of other chief executive officers at similar companies. Based upon the recommendation of the Chief Executive Officer, the Committee determined to allocate the limited number of remaining available stock options only to other executive officers and employees. The Chief Executive Officer was evaluated for bonus compensation on the same basis as other executive officers.

     The Committee believes that the above elements assist the Company in meeting its short-term and long-term business objectives and appropriately relate executive compensation to the Company's performance.

              WALTER J. ASPATORE                    JERRY A. DUSA

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning on October 31, 1994 (the date on which the Company's Common Stock began trading publicly on the NASDAQ Stock Market's SmallCap Market) and ending on December 31, 1996 with the cumulative total return on the NASDAQ Market index and a peer group index based upon the approximately 450 companies included in a published index which includes all of the companies in the "computer programming and data processing" Standard Industrial Classification Code ("Industry Group"). The comparison assumes that $100 was invested on October 31, 1994 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

        MEASUREMENT PERIOD            DATA SYSTEMS        PEER GROUP        NASDAQ MARKET
      (FISCAL YEAR COVERED)           NETWORK CORP
10/31/94                                  100.00             100.00             100.00
12/31/94                                   54.86             100.71              95.87
12/31/95                                   38.86             150.81             124.35
12/31/96                                  171.43             190.58             154.52

DIRECTOR COMPENSATION

     The Company pays non-employee directors an annual retainer of $1,000 and a fee of $500 for each Board or committee meeting attended. On the date of each annual shareholders meeting, each non-employee director elected or re-elected as such will also receive an option under the 1994 Stock Option Plan to purchase 1,000 shares of Common Stock, exercisable beginning one year after the grant date, at an exercise price equal to the fair market value on the grant date. The Company also reimburses out-of-pocket expenses related to non-employee directors in attendance at such meetings.

                              CERTAIN TRANSACTIONS

     A portion of the consideration for certain 13% subordinated promissory notes of the Company acquired by Mr. Grieves, the Company's Chairman, President and Chief Executive Officer, pursuant to the Company's Plan of Reorganization in 1992 was a $200,000 promissory note (the "Grieves Note"). The Grieves Note bears interest at the Internal Revenue Service annual imputed rate, payable annually, and does not become due unless the maker fails to pay interest in accordance with its terms and demand is made by the holder. The principal amount due under the Grieves Note will be reduced in the event and to the extent that such third party may make payment on certain indebtedness owed to the Company or Mr. Grieves' interest in such note is assigned to the Company. There is $200,000 outstanding under the Grieves Note as of March 31, 1997, which is the largest amount outstanding under the Grieves Note since the beginning of 1996.

     During 1996, the Company sold computer products and services in the ordinary course of business to a subsidiary of New Century Metals, Inc. for approximately $67,000. Mr. Burkhart, a Director, Assistant Treasurer and former Treasurer of the Company, is an officer and majority shareholder of New Century Metals, Inc. The terms of the sale of the products and services were no less favorable to the Company than they would have been if the customer had been an unaffiliated third party.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it since January 1, 1996, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that Mr. Burkhart, a Director and Assistant Treasurer, filed one late Form 4, disclosing one transaction on an untimely basis.

                              INDEPENDENT AUDITORS

     The accounting firm of KPMG Peat Marwick LLP acted as independent accountants to audit the financial statements of the Company for 1996 and the Company expects to select such firm to audit the financial statements of the Company for the fiscal year ended December 31, 1997. Representatives of such firm are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

     The accounting firm of Deloitte & Touche LLP had been the Company's principal accountants for the purposes of auditing its financial statements for the fiscal years ended December 31, 1989 through December 31, 1994. On August 4, 1995, the Company informed Deloitte & Touche LLP that the Company would not retain it to audit the Company's financial statements for the Company's fiscal year ending December 31, 1995. The reports of Deloitte & Touche LLP on the financial statements of the Company's for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than in the report dated June 15, 1994 related to the balance sheet for the year ended December 31, 1993, and the related consolidated statements of operations and cash flow for the same period ended December 31, 1993 which was modified as to uncertainty with respect to certain litigation. The auditors report indicated in part that, "As discussed in note 12 to the financial statements, the company is involved in litigation with one of its unsecured creditors relating to a claim from its bankruptcy proceedings. The ultimate outcome of the litigation cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements." The Company has had no disagreements with Deloitte Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of its former principal accountants, would cause it to make reference to the subject matter of the disagreements in connection with its reports relating to the auditing for the Company's two most recently ended fiscal years or during the period from January 1, 1995 to August 4, 1995.

     The Company's decision not to continue to retain Deloitte & Touche LLP was not based on the expectation that any disagreement would arise in connection with the audit of its financial statements for the current fiscal year. The decision not to retain Deloitte & Touche LLP was unanimously approved by the Company's Board of Directors but was not separately acted upon or approved by the Audit Committee of the Board of Directors.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 1998 annual meeting of shareholders must be received by the Company no later than December 24, 1997 in order to be considered for inclusion in the Company's proxy materials for such meeting.

                                          By Order of the Board of Directors,

                                          DIANE L. GRIEVES

                                          Diane L. Grieves
                                          Executive Vice President and Secretary

April 24, 1997

                                                                        PROXY



                       DATA SYSTEMS NETWORK CORPORATION
                     THIS PROXY IS SOLICITED ON BEHALF OF
          THE BOARD OF DIRECTORS OF DATA SYSTEMS NETWORK CORPORATION



        The undersigned hereby constitutes and appoints Michael W. Grieves and Philip M. Goy, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Data Systems Network Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Novi Hilton Hotel, 21111 Haggerty Road, Novi, Michigan on May 29, 1997 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth on the reverse side of this Proxy, all of which are proposed by the Company.

        This Proxy, when properly executed, will be voted in the manner directed; IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. In their discretion the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 24, 1997 is unable to serve or, for good cause, will not serve.


                        (TO BE SIGNED ON REVERSE SIDE)


     [X] PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.



                           WITHHOLD                                                                      FOR    AGAINST    ABSTAIN
                    FOR    AUTHORITY   NOMINEES:  Michael W. Grieves,           2.  Proposal to approve  [ ]      [ ]        [ ]
1.   Election of    [ ]       [ ]                 Walter J. Aspatore,               and adopt the amend-
     Directors                                    Richard R. Burkhart,              ment to the Company's
                                                  Jerry A. Dusa.                     1994 Stock Option
                                                                                    Plan.
                                        UNLESS AUTHORITY IS WITHHELD, THIS PROXY
                                        WILL BE VOTED FOR THE ELECTION OF ALL OF
                                        THE NOMINEES NAMED ABOVE.

     (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

     ----------------------------------------



                                                                                    The undersigned acknowledges receipt of the
                                                                                    Notice of Annual Meeting of Shareholders and
                                                                                    the Proxy Statement dated April 24, 1997 and
                                                                                    the 1996 Annual Report to Shareholders and
                                                                                    ratifies all that the proxies or either of
                                                                                    them or their substitutes may lawfully do or
                                                                                    cause to be done by virtue hereof and revokes
                                                                                    all former proxies.

SIGNATURE(S)                                                         DATE
            ---------------------------------------------------------    ---------------------

NOTE:     Please sign exactly as name(s) appear(s) on stock records.  When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.


                        DATA SYSTEMS NETWORK CORPORATION

                             1994 STOCK OPTION PLAN
                      (AS AMENDED AND RESTATED APRIL 1997)

     1. Purpose. The purpose of the Plan is to promote the best interests of the Company and its shareholders by giving Participants a greater personal interest in the success of the Company in order to create additional incentive for Participants to make greater efforts on behalf of the Company.

     2. Administration. (a) The Plan shall be administered by the Committee. The selection of Participants in the Plan and decisions concerning the timing, pricing and amount of any grant of options under the Plan shall be made by the Committee. Except as provided in Sections 10 and 13 of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all Participants. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on an option as may be required to satisfy the requirements of Rule 16b-3.

     (b) The Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant options to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate options held by, and otherwise act in lieu of the Committee with respect to, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

     3. Participants. Participants in the Plan shall be such key Employees as the Committee may select from time to time and with respect to Director Options, the Nonemployee Directors. The Committee may grant options to an individual upon the condition that the individual become an Employee, provided that the option shall be deemed to be granted only on the date the individual becomes an Employee.

     4. Stock. The stock subject to options under the Plan shall be the Common Stock and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 600,000 shares, subject to adjustment in accordance with Section 11. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan, and shares of Common Stock tendered or withheld pursuant to Sections 6 and 7 (to the extent permitted under Rule 16b-3), shall be available for subsequent grants under the Plan.

     5. Award of Options. (a) Subject to the limitations set forth in the Plan, the Committee from time to time may grant options to such Participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate; provided that during any two-year period, no salaried Employee shall receive options to purchase more than 100,000 shares of Common Stock (as adjusted from time to time upon the occurrence of a corporate transaction or event described in the first sentence of Section 11). The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an option as an Incentive Stock Option or a Nonqualified Stock Option. A Participant may hold more than one option under the Plan and any other stock option plan of the Company.

     (b) Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan: (i) the exercise price per share for each Incentive Stock Option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the Grant Date; provided that no Incentive Stock Option shall be granted to any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company, or any Parent or Subsidiary, possessing more than 10% of the total combined voting power of all classes of stock of such Company, Parent or Subsidiary unless, at the Grant Date of an option to such Participant, the exercise price per share for the option is at least 110% of the Fair Market Value on the Grant Date and the option, by its terms, is not exercisable more than five years after the Grant Date; (ii) the aggregate Fair Market Value of the underlying Common Stock on the Grant Date as to which Incentive Stock Options under the Plan (or a plan of a

Subsidiary) may first be exercised by a Participant in any calendar year shall not exceed $100,000 (to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be deemed to constitute a Nonqualified Stock Option); and (iii) an Incentive Stock Option shall not be exercisable after the tenth anniversary of the Grant Date or such lesser period as the Committee may specify from time to time.

     (c) A Nonqualified Stock Option shall not be exercisable after the tenth anniversary of the Grant Date, or such lesser period as the Committee shall determine. The exercise price per share of a Nonqualified Stock Option shall not be less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

     (d) No person shall have any rights under any grant made pursuant to the Plan unless and until the Company and the recipient of the grant have executed and delivered an agreement expressly granting benefits to such person pursuant to the Plan and containing the provisions required under the Plan to be set forth in the Agreement. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.

     6. Payment for Shares. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by tendering to the Company shares of Common Stock then owned by the Participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment or (d) by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

     7. Withholding Taxes. The Company shall have the right to withhold from a Participant's compensation or require a participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of Common Stock withheld from the exercise, provided that the tendered or withheld shares have an aggregate Fair Market Value on the date of exercise of the option equal to the applicable withholding taxes or the Cashless Exercise procedure described in
Section 6 may be utilized to satisfy the withholding requirements related to the exercise of an option.

     8. Non-Assignability. No option shall be transferable by a Participant except by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a Participant, an option shall be exercised only by the optionee. No transfer of an option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

     9. Termination of Employment. The time or times at which an option shall terminate prior to its Expiration Date shall be determined by the Committee in its discretion and set forth in the Agreement relating to such Option. Unless the Agreement otherwise specifies, the following shall apply:

          (a) If a Participant's Employment is terminated for any reason prior to the date that an option or a portion thereof first becomes exercisable, such option or portion thereof shall terminate and all rights thereunder shall cease.

          (b) To the extent an option is exercisable and unexercised on the date a Participant's Employment is terminated:

             (i) for any reason other than death, Disability or Retirement, the option shall terminate on the earlier of (A) the Expiration Date, and
        (B) the first anniversary of such Participant's termination of Employment;

             (ii) because the Participant has died or become subject to a Disability, the option shall terminate on the first anniversary of the date of such Participant's termination of Employment;

             (iii) due to Retirement, the option shall terminate on the earlier of (A) the Expiration Date and (B) the second anniversary of such Participant's termination of Employment;

          (c) During the period after the Participant's termination of Employment until the termination of the option, the Participant, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, may exercise the option only to the extent that such option was exercisable on the date of the Participant's termination of Employment.

          (d) The Committee may, at any time, accelerate the right of a Participant to exercise an option or extend the exercise period of such an option; provided, that no option exercise period may be extended beyond the option's Expiration Date.

          (e) The transfer of a Participant from one corporation to another among the Company, any Parent and any Subsidiary, or a leave of absence with the written consent of the Company, shall not constitute a termination of Employment for purposes of the Plan.

     10. Director Options. Each Nonemployee Director shall be granted a "Director Option" on the date of the annual meeting of shareholders in each year during the term of the Plan beginning in 1995. A "Director Option" shall be a Nonqualified Stock Option to purchase 1,000 shares (subject to adjustment as provided in Section 11) of Common Stock at an exercise price equal to the Fair Market Value per share on the Grant Date. A Director Option shall become exercisable on the first anniversary of the Grant Date and shall be exercisable for a term ending on the tenth anniversary of Grant Date; provided, however, (i) if the term of office of the holder ceases for any reason before such Director Option becomes exercisable, such Director Option shall terminate and all rights thereunder shall cease; and (ii) to the extent a Director Option is exercisable and unexercised on the date the holder's term of office ceases for any reason, such Director Option shall terminate on the earlier of the Expiration Date of such Director Option or the first anniversary of the date the holder's term of office ceased. Each Director Option shall be evidenced by an Agreement that shall specify the exercise price, the Grant Date, the term, the number of shares to which the Director Option relates and such other terms as the Committee shall determine. Notwithstanding any provision in the Plan to the contrary, Sections 5 and 9 of the Plan shall not apply to Director Options.

     11. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(a) the number and type of shares of Common Stock which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, that any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option. In the event of a Change of Control, all outstanding options under the Plan immediately shall become exercisable in full.

     12. Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

     13. Termination and Amendment. (a) The Board may terminate the Plan, or the granting of options under the Plan, at any time. No Incentive Stock Option shall be granted under the Plan after April 29, 2004. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

     (b) The Board may amend or modify the Plan at any time and from time to time.

     (c) No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the Participant holding the option.

     14. Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

     15. Effect on Employment. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained as an Employee.

     16. Securities Laws. (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance (i) that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations promulgated thereunder or those of the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, or the provisions of any state laws governing the sale of securities, or (ii) that there has been compliance with the provisions of such acts, rules, regulations and laws.

     (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Nasdaq National Market or Small Cap Market or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and
(iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

     17. Certain Definitions.

     "Agreement" means the written agreement setting forth the terms of the Participant's option, including, without limitation, its exercise price, the time or times it may be exercised, its Expiration Date and the number or shares of Common Stock subject to the option.

     "Board" means the Board of Directors of the Company.

     "Change in Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets or (ii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

     The "Code" is the Internal Revenue Code of 1986, as amended from time to time.

     The "Committee" is a committee of two or more directors of the Company, each of whom shall be a "non-employee director" as such term is defined in Rule 16b-3.

     The "Common Stock" is the common stock of the Company.

     The "Company" is Data Systems Network Corporation, a Michigan corporation.



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

     "Director Option" shall have the same meaning as defined in Section 10.

     "Disabled" or "Disability" means total and permanent disability as defined in Section 22(e) of the Code.

     "Employee" means an individual with a full-time salaried "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

     "Employment" means the state of being an Employee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Expiration Date" means the date set forth in the Agreement relating to an Option on which the right to exercise shall expire absent a termination of the Participant's employment, consulting arrangement or term on the Board. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the tenth anniversary of its Grant Date.

     "Fair Market Value" means, for purposes of determining the value of Common Stock on the Grant Date, (i) the last sale price on the Nasdaq National Market or the Nasdaq SmallCap Market as reported in The Wall Street Journal for the Grant Date, or (ii) if the Common Stock is not traded on the Nasdaq National Market or the Nasdaq SmallCap Market on the Grant Date but is traded on a national securities exchange on the Grant Date, the closing price on the Grant Date (if traded on more than one such exchange, the closing price for this purpose shall be the average of the closing prices on each such exchange on the Grant Date or (iii) if the Common Stock is not traded on the Nasdaq National Market, the Nasdaq SmallCap Market or a national securities exchange on the Grant Date but is traded "over the counter", the average of the bid and asked prices for the Grant Date; provided, however, that Fair Market Value with respect to the initial option grants approved prior to the closing of the Company's initial public offering shall be deemed to be $4.75 per share. In the event that there were no Common Stock transactions on such date and no published bid and asked prices, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions or published bid and asked prices, as the case may be. "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise or the date Common Stock is tendered or withheld for purposes of Sections 6 or 7 shall be determined in accordance with the procedure set forth in the preceding sentence as of the last date preceding the exercise, tender or withholding rather than the Grant Date.

     "Grant Date" means the date on which the Committee authorizes a particular option, or such later date as shall be designated by the Committee.

     An "Incentive Stock Option" is an option intended to meet the requirements of Section 422 of the Code.

     "Nonemployee Director" means a Director who is not an Employee.

     A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option.

     "Option" means either an Incentive Stock Option or a Nonqualified Stock Option to purchase Common Stock.

     "Parent" means any "parent corporation" of the Company as defined in
Section 424(e) of the Code.

     "Participant" shall have the meaning ascribed in Section 3 of the Plan.

     The "Plan" is the 1994 Stock Option Plan.

     "Retirement" means normal retirement from Employment at age 65 or older.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

     "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.



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